UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014 (June 30, 2014)

HENNESSY CAPITAL ACQUISITION CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

700 Louisiana Street, Suite 900 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 300-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01      Change in Registrant’s Certifying Accountant

On June 30, 2014, KPMG LLP (“KPMG”) acquired certain assets of Rothstein Kass & Company, P.C. and certain of its affiliates (“Rothstein Kass”), the independent registered public accounting firm for Hennessy Capital Acquisition Corp. (the “Company”). As a result of this transaction, on June 30, 2014, Rothstein Kass resigned as the independent registered public accounting firm for the Company.

During the fiscal year ended December 31, 2013, Rothstein Kass’s audit report on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2013 and the subsequent period through the date of this Current Report on Form 8-K, (i) there were no disagreements between the Company and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Rothstein Kass’s satisfaction, would have caused Rothstein Kass to make reference in connection with Rothstein Kass’s opinion to the subject matter of the disagreement; and (ii) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Rothstein Kass with a copy of the disclosures that the Company is making in response to Item 4.01 on this Current Report on Form 8-K, and requested that Rothstein Kass furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether it agrees with the above statements. The letter from Rothstein Kass, dated July 7, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

The Company is actively seeking a new independent registered public accounting firm. As required by SEC rules, the Company will disclose its engagement of a new independent registered public accounting firm once the engagement has been finalized.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from Rothstein Kass, dated July 7, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2014

HENNESSY CAPITAL ACQUISITION CORP.

By:	/s/ Daniel J. Hennessy
Name: Daniel J. Hennessy
Title: Chief Executive Officer

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